Exhibit 21.1

Subsidiaries of SFX Entertainment, Inc.

Entity Name	State or Country of Organization
BEATPORT, LLC (wholly owned by Pita I LLC)	Colorado
SFX Intermediate Holdco I LLC	Delaware
SFX Intermediate Holdco II LLC (wholly owned by SFX Intermediate Holdco I LLC)	Delaware
SFX-LIC Operating LLC (wholly owned by SFX Intermediate Holdco II LLC)	Delaware
Pita I LLC (wholly owned by SFX Intermediate Holdco II LLC)	Delaware
SFX-Nightlife Operating LLC (wholly owned by SFX Intermediate Holdco II LLC)	Delaware
SFX-IDT N.A. Holding LLC (wholly owned by SFX Intermediate Holdco II LLC)	Delaware
ID&T/SFX North America LLC (wholly owned by SFX-IDT N.A. Holding LLC)	Delaware
ID&T/SFX Mysteryland LLC (wholly owned by ID&T North America LLC)	Delaware
ID&T/SFX Q-Dance LLC (wholly owned by ID&T North America LLC)	Delaware
ID&T/SFX Sensation LLC (wholly owned by ID&T North America LLC)	Delaware
ID&T/SFX TomorrowWorld LLC (wholly owned by ID&T North America LLC)	Delaware
SFX EDM Holdings Corporation	Delaware
PITA III LLC	Delaware
SFX-Disco Operating LLC	Delaware